Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 20-F of ebookers plc (the "Company") for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dinesh Dhamija, Chief Executive Officer of the Company, certify that to the best of my knowledge:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 25, 2004

/s/ DINESH DHAMIJA

DINESH DHAMIJA Chief Executive Officer